UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

CITY NATIONAL BANCSHARES CORPORATION
(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

900 Broad Street, Newark, New Jersey		07102
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (973) 624-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)   The information set forth under “Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated by reference into this Item 1.01

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Louis E. Prezeau, the President and Chief Executive Officer of City National Bancshares Corporation (the “Company”) and City National Bank of New Jersey (the “Bank”), has retired from his positions at the Bank effective March 1, 2011.  Mr. Prezeau has served each of the Company and the Bank as president and Chief Executive Officer for over 20 years.  The foregoing description of his resignation does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

(c) The Board has appointed Preston D. Pinkett, III, age 48, as the Bank’s interim President and Chief Executive Officer while it conducts a formal search for candidates to fill that position on a permanent basis. Mr. Pinkett is currently a Director of the Company and the Bank.  He has extensive senior executive banking experience in many of the same communities served by the Bank, including organization and development of a network of a substantial branch network in urban communities in New Jersey and Pennsylvania, management of social investment units and management of economic development authorities in New Jersey.

Mr. Pinkett will be joining the Bank effective March 1, 2011, as he takes a leave of absence from his current position at Prudential Financial, Inc., which he has held since 2009.  Prior to such position, Mr. Pinkett served as a Senior Vice President of the New Jersey Economic Development Authority for almost four (4) years and as a Senior Vice President of PNC Bank for eight (8) years.

To memorialize the terms of Mr. Pinkett’s interim position with the Bank, the parties entered into an Employment Agreement, effective as of March 1, 2011, for a period of six (6) months.  Mr. Pinkett’s base salary will be $125,000 in cash and $25,000 worth of Company stock, each accruing evenly throughout the term of Mr. Pinkett’s employment.  The terms of the Employment Agreement are subject to the laws, rules, and guidance of the U.S. Department of Treasury’s Troubled Asset Relief (“TARP”) Program Capital Purchase Program.  In addition, effective as of March 1, 2011, Mr. Pinkett executed a waiver and acknowledgment agreeing that the Employment Agreement may be modified to comply with TARP and that his receipt of payments in violation of TARP will be repaid.

The foregoing description of Mr. Pinkett’s (a) appointment as interim President and Chief Executive Officer of the Bank, (b) the Employment Agreement and (c) the TARP Waiver. Do not purport to be complete and is qualified in its entirety by reference to the press release, Employment Agreement and the TARP Waiver, copies of which are included as Exhibit 99.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this report and  incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of March 1, 2011, by and between City National Bank of New Jersey and Preston D. Pinkett, III

10.2	TARP Waiver executed by Preston D. Pinkett, III, effective as of March 1, 2011

99.1	Press Release, dated March 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION
Date: March 9, 2011	By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of March 1, 2011, by and between City National Bank of New Jersey and Preston D. Pinkett, III

10.2	TARP Waiver executed by Preston D. Pinkett, III, effective as of March 1, 2011

99.1	Press Release, dated March 9, 2011